UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2014

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

On October 3, 2014, Novartis Institutes for BioMedical Research, Inc. (“Novartis”) exercised its rights under its Multi-Target Agreement with ImmunoGen, Inc. (also referred to as “we,” “our” or “us”) to take three licenses for exclusive rights to develop and commercialize anticancer products to three undisclosed targets using our antibody-drug conjugate technology.  Novartis has now taken all licenses permitted under the Multi-Target Agreement.

The exercise by Novartis of its rights to take these licenses results in $25.7 million in revenue being recorded by ImmunoGen in the current quarter, inclusive of exercise fees for these licenses payable in cash and the amortization of the remaining portion of the upfront fee paid by Novartis with the establishment of the Multi-Target Agreement.  Additionally, each license entitles us to receive up to $199.5 million in milestone payments plus royalties on the commercial sales of any resulting products.  Novartis is responsible for the development, manufacturing and marketing of any products resulting from these licenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: October 7, 2014	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer